UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	March 27, 2019
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

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Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 27, 2019, the Board of Directors of MidSouth Bancorp, Inc. (the “Company”) increased its size and appointed Ryan C. Medo as a member of the Company’s Board of Directors effective immediately. Mr. Medo will serve as a Class I director with a term expiring at the Company’s annual meeting of shareholders in 2019. Mr. Medo previously joined the Company in an advisory capacity pending the receipt of a non-objection from the appropriate regulatory authorities that is required for him to join our Board of Directors that has now been obtained. Mr. Medo was also appointed to the Company’s Audit Committee and Corporate Governance, Nominating and Compensation Committee. As a director, Mr. Medo will be entitled to receive compensation for his services in the form of board fees and equity awards as provided in the Company’s proxy statement regarding director compensation.

Mr. Medo (42), is the founder of RTO I, LLC, a real estate investment and management company based in Birmingham, Alabama, and has also served as its Managing Member since 2015. Mr. Medo was an investment banker with Sterne Agee from 1999 to 2015 and served on the Board of Directors of Sterne Agee until their sale to Stifel Nicolaus & Co in 2015. Mr. Medo was also an organizer of CommerceOne Bank, Inc., a Birmingham, Alabama based community bank, which commenced operations in June 2018. Mr. Medo has a Bachelor’s degree in Finance from the University of Alabama and a Master’s Degree in Business Administration from the University of New Orleans.

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Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	April 2, 2019

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